For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Reports Second Quarter 2018 Earnings
and Increases 2018 Outlook

KEY HIGHLIGHTS

Sales +9%; Constant Currency Sales +6%
Operating Income -29%; Adjusted Operating Income (AOI) +8%1
EPS -61% to $0.11; Adjusted EPS +7%1 to $0.48
Operating Income Margin down 180 bps to 3.5%; AOI Margin up 10 bps to 6.5%1

Improved Full-Year 2018 Outlook

Philadelphia, PA, May 8, 2018 - Aramark (NYSE: ARMK) today reported second quarter fiscal 2018 results.

“We continue to see broad-based momentum in the business, which led to another quarter of solid performance. Our focus on quality, convenience and healthy options is increasing customer satisfaction, and our ongoing productivity enhancements drove further improvement in margins,” said Eric J. Foss, Chairman, President and CEO. “Looking forward, we are raising our full-year Adjusted EPS outlook due to improved productivity in the legacy business.”

Foss added: “While our core business continues to perform well, we are excited about the strategic acquisitions of Avendra and AmeriPride which strengthen our competitive position in the market. We continue to execute against our strategy and remain confident in our ability to deliver growth and long-term shareholder value."

1 Constant Currency.

SECOND QUARTER RESULTS*

	Sales
	Q2 '18	Q2 '17	Change	Constant Currency Change
FSS United States	$2,506M	$2,427M	3%	3%
FSS International	925	807	15%	4%
Uniform & Career Apparel	508	388	31%	31%
Total Company	$3,939M	$3,622M	9%	6%

	Operating Income			AOI
	Q2 '18	Q2 '17	Change	Q2 '18	Q2 '17	Change
FSS United States	$137M	$142M	(3)%	$167M	$156M	7%
FSS International	16	42	(61)%	45	41	9%
Uniform & Career Apparel	30	45	(33)%	49	46	8%
Corporate	(47)	(37)	26%	(9)	(12)	(24)%
Total Company	$136M	$191M	(29)%	$252M	$231M	9%
Effect of Currency Translation				(2)
Constant Currency AOI				$250M		8%
* May not total due to rounding. A majority of our Canadian operations were reclassified into the FSS International reportable segment beginning in fiscal 2018. The prior-year period was restated to conform to the current period presentation.

Consolidated sales were $3.9 billion in the quarter, an increase of 6% on a constant-currency basis over the prior-year period, composed of a 4% increase in revenue related to the Avendra and AmeriPride acquisitions and 2% of growth related to the legacy business. Legacy business growth was adversely impacted in the United States and International by weather conditions and the timing of the Easter holiday.

The Company drove productivity improvements in United States and International, while reinvesting in technology and capabilities. Uniform adjusted operating income benefited from a partial quarter of AmeriPride results, as well as higher revenue in the legacy business.

SECOND QUARTER SUMMARY
On a GAAP basis, sales were $3.9 billion, operating income was $136 million, net income attributable to Aramark stockholders was $28 million and diluted earnings per share were $0.11. This compares to the second quarter of 2017 where, on a GAAP basis, sales were $3.6 billion, operating income was $191 million, net income attributable to Aramark stockholders was $70 million and diluted earnings per share were $0.28. Operating income was adversely impacted by merger and integration related charges, as well severance and other charges. Second quarter GAAP diluted earnings per share decreased (61)% year-over-year for the same reasons.

Adjusted net income was $122 million or $0.48 per share, versus adjusted net income of $113 million or $0.45 per share in the second quarter of 2017. A weaker U.S. dollar increased sales by approximately $89 million, and had a positive impact on adjusted operating income of $2 million. Adjusted earnings per share was not materially impacted by currency fluctuations.

STRATEGIC ACQUISITIONS & FINANCING
During the quarter, the Company completed the acquisition of AmeriPride on January 19, 2018, and borrowed a total of $1.15 billion to finance the acquisition and related fees and expenses.

CAPITAL STRUCTURE & LIQUIDITY
Total trailing 12-month net debt to covenant adjusted EBITDA was 4.7x at the end of the quarter, a 100 basis point increase versus the prior year measurement due to the recent acquisitions of Avendra and AmeriPride. At quarter-end the company had approximately $1.2 billion in cash and availability on its revolving credit facility.

2018 OUTLOOK
The Company provides its expectations for full-year adjusted EPS and full-year free cash flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation.

The Company is increasing its 2018 adjusted EPS outlook to a range of $2.20 to $2.30 per share, which includes 1-2 cents of currency benefit. The Company is affirming its full-year free cash flow outlook of greater than $400 million. This outlook now reflects an expectation of approximately $100 million benefit due to tax reform and the results of the acquisitions, offset by approximately $100 million in one-time costs and certain assumed obligations related to the acquisitions. The Company expects its leverage ratio to be below 4.5x by the end of the fiscal year.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.
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Selected Operational and Financial Metrics

Constant Currency Sales
Constant Currency Sales represents sales growth, adjusted to eliminate the impact of currency translation.

Legacy Business Sales
Legacy Business Sales represents sales excluding the impact of currency translation and the sales of AmeriPride and Avendra.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; merger and integration related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; merger and integration related charges; the effects of refinancings on interest and other financing costs, net; the impact of tax reform and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Constant Currency Sales, Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income, net income, or earnings per share, determined in accordance with GAAP. Constant Currency Sales, Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the Company's issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as consulting costs and severance related to streamlining initiatives ($6.2 million and $39.5 million for the second quarter of 2018, respectively, and $12.0 million and $39.5 million for the year-to-date 2018, respectively), incurring duplicate rent charges to build out and ready the Company's new headquarters while occupying its then-existing headquarters ($2.4 million for the second quarter and year-to-date 2018) and other charges ($1.9 million for the second quarter of 2018 and $2.6 million for year-to-date 2018).
Merger and Integration Related Charges - adjustments to eliminate merger and integration charges related in connection with the Avendra and AmeriPride acquisitions, including deal costs, costs for transitional employees, other acquired employee related costs, and integration related consulting costs ($35.8 million for the second quarter of 2018 and $55.1 million for the year-to-date 2018).
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income from prior years' loss experience that were favorable under our casualty insurance program ($5.3 million gain for the second quarter of 2018, $18.2 million gain for the year-to-date 2018 and $6.5 million gain for the year-to-date 2017), pension plan charges ($1.6 million for the second quarter of 2018 and $3.2 million for the year-to-date 2018), charges related to a joint venture liquidation and acquisition ($5.6 million for both the second quarter and year-to-date 2018) the impact of the change in fair value related to certain gasoline and diesel agreements ($1.5 million loss for the second quarter of 2018, $0.3 million gain for the year-to-date 2018, $5.8 million loss for the second quarter of 2017 and $1.1 million loss for the year-to-date 2017).
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as financing commitment fees, and third party costs and non-cash charges for the write-offs of debt issuance costs.
Effect of tax reform on provision for income taxes - adjustments to eliminate the impact of tax reform that is not indicative of our ongoing tax position based on the new tax policies and certain other adjustments.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements under the heading "2018 Outlook" and including with respect to, without limitation, the benefits and costs of our acquisitions of each of Avendra, LLC ("Avendra") and AmeriPride Services, Inc. ("AmeriPride") and related financings, as well as statements regarding these companies’ services and products and statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are or remain confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results and our estimated benefits and costs of our acquisitions are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results or the costs and benefits of the acquisitions include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride and Avendra including whether the proposed transactions will be accretive and within the expected timeframes, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of the transactions on each of Avendra's and AmeriPride's ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the SEC on November 22, 2017 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 30, 2018	March 31, 2017
Sales	$3,939,311	$3,621,628
Costs and Expenses:
Cost of services provided	3,561,509	3,226,196
Depreciation and amortization	152,864	125,292
Selling and general corporate expenses	88,444	78,720
	3,802,817	3,430,208
Operating income	136,494	191,420
Interest and Other Financing Costs, net	94,153	97,631
Income Before Income Taxes	42,341	93,789
Provision for Income Taxes	14,625	23,558
Net income	27,716	70,231
Less: Net income attributable to noncontrolling interest	147	80
Net income attributable to Aramark stockholders	$27,569	$70,151

Earnings per share attributable to Aramark stockholders:
Basic	$0.11	$0.29
Diluted	$0.11	$0.28
Weighted Average Shares Outstanding:
Basic	245,648	245,077
Diluted	252,485	251,723

	Six Months Ended
	March 30, 2018	March 31, 2017
Sales	$7,904,429	$7,357,011
Costs and Expenses:
Cost of services provided	7,081,573	6,525,526
Depreciation and amortization	286,713	251,818
Selling and general corporate expenses	180,612	144,192
	7,548,898	6,921,536
Operating income	355,531	435,475
Interest and Other Financing Costs, net	170,452	163,308
Income Before Income Taxes	185,079	272,167
(Benefit) Provision for Income Taxes	(135,077)	76,502
Net income	320,156	195,665
Less: Net income attributable to noncontrolling interest	303	175
Net income attributable to Aramark stockholders	$319,853	$195,490

Earnings per share attributable to Aramark stockholders:
Basic	$1.30	$0.80
Diluted	$1.27	$0.78
Weighted Average Shares Outstanding:
Basic	245,366	244,690
Diluted	252,380	251,937

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	March 30, 2018	September 29, 2017
Assets

Current Assets:
Cash and cash equivalents	$185,533	$238,797
Receivables	1,875,184	1,615,993
Inventories	718,174	610,732
Prepayments and other current assets	197,396	187,617
Total current assets	2,976,287	2,653,139
Property and Equipment, net	1,356,624	1,042,031
Goodwill	5,606,589	4,715,511
Other Intangible Assets	2,188,416	1,120,824
Other Assets	1,604,841	1,474,724
	$13,732,757	$11,006,229

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$72,489	$78,157
Accounts payable	840,686	955,925
Accrued expenses and other current liabilities	1,384,883	1,334,013
Total current liabilities	2,298,058	2,368,095
Long-Term Borrowings	7,749,518	5,190,331
Deferred Income Taxes and Other Noncurrent Liabilities	879,587	978,944
Redeemable Noncontrolling Interest	9,971	9,798
Total Stockholders' Equity	2,795,623	2,459,061
	$13,732,757	$11,006,229

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	March 30, 2018	March 31, 2017

Cash flows from operating activities:
Net income	$320,156	$195,665
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	286,713	251,818
Deferred income taxes	(164,069)	(10,635)
Share-based compensation expense	33,511	34,683
Changes in operating assets and liabilities	(461,032)	(77,879)
Other operating activities	8,919	34,552
Net cash provided by operating activities	24,198	428,204

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(243,416)	(210,006)
Acquisitions, divestitures and other investing activities	(2,232,844)	(65,995)
Net cash used in investing activities	(2,476,260)	(276,001)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	2,408,675	16,391
Net change in funding under the Receivables Facility	95,800	32,000
Payments of dividends	(51,547)	(50,378)
Proceeds from issuance of common stock	10,556	11,319
Repurchase of stock	(24,410)	(100,000)
Other financing activities	(40,276)	(68,631)
Net cash provided by (used in) financing activities	2,398,798	(159,299)
Decrease in cash and cash equivalents	(53,264)	(7,096)
Cash and cash equivalents, beginning of period	238,797	152,580
Cash and cash equivalents, end of period	$185,533	$145,484

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	March 30, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,506,453	$925,300	$507,558		$3,939,311
Operating Income (as reported)	$136,772	$16,071	$30,408	$(46,757)	$136,494
Operating Income Margin (as reported)	5.46%	1.74%	5.99%		3.46%

Sales (as reported)	$2,506,453	$925,300	$507,558		$3,939,311
Effect of Currency Translation	(2,132)	(84,767)	(1,609)		(88,508)
Constant Currency Sales	$2,504,321	$840,533	$505,949		$3,850,803
Sales Growth (as reported)	3.29%	14.61%	30.92%		8.77%
Constant Currency Sales Growth	3.20%	4.11%	30.51%		6.33%

Operating Income (as reported)	$136,772	$16,071	$30,408	$(46,757)	$136,494
Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the 2007 LBO	9,038	(436)	—	—	8,602
Share-Based Compensation	160	65	30	17,064	17,319
Severance and Other Charges	17,671	23,400	1,571	7,349	49,991
Merger and Integration Related Charges	6,832	—	17,328	11,600	35,760
Gains, Losses and Settlements impacting comparability	(3,705)	5,986	—	1,815	4,096
Adjusted Operating Income	$166,768	$45,086	$49,337	$(8,929)	$252,262
Effect of Currency Translation	(404)	(1,544)	(85)	—	(2,033)
Adjusted Operating Income (Constant Currency)	$166,364	$43,542	$49,252	$(8,929)	$250,229

Operating Income Growth (as reported)	(3.36)%	(61.31)%	(33.14)%	25.95%	(28.69)%
Adjusted Operating Income Growth	6.75%	8.90%	8.16%	(24.40)%	9.00%
Adjusted Operating Income Growth (Constant Currency)	6.49%	5.17%	7.98%	(24.40)%	8.12%
Adjusted Operating Income Margin (Constant Currency)	6.64%	5.18%	9.73%		6.50%

	Three Months Ended
	March 31, 2017
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,426,599	$807,358	$387,671		$3,621,628

Operating Income (as reported)	$141,528	$41,535	$45,481	$(37,124)	$191,420
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	13,650	(316)	—	—	13,334
Share-Based Compensation	202	183	133	18,784	19,302
Gains, Losses and Settlements impacting comparability	846	—	—	6,529	7,375
Adjusted Operating Income	$156,226	$41,402	$45,614	$(11,811)	$231,431

Operating Income Margin (as reported)	5.83%	5.14%	11.73%		5.29%
Adjusted Operating Income Margin	6.44%	5.13%	11.77%		6.39%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	March 30, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$5,155,979	$1,838,282	$910,168		$7,904,429
Operating Income (as reported)	$316,890	$62,092	$74,880	$(98,331)	$355,531
Operating Income Margin (as reported)	6.15%	3.38%	8.23%		4.50%

Sales (as reported)	$5,155,979	$1,838,282	$910,168		$7,904,429
Effect of Currency Translation	(4,319)	(137,394)	(1,609)		(143,322)
Constant Currency Sales	$5,151,660	$1,700,888	$908,559		$7,761,107
Sales Growth (as reported)	4.00%	13.75%	16.22%		7.44%
Constant Currency Sales Growth	3.91%	5.25%	16.02%		5.49%

Operating Income (as reported)	$316,890	$62,092	$74,880	$(98,331)	$355,531
Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the 2007 LBO	23,165	(839)	—	—	22,326
Share-Based Compensation	450	124	145	33,699	34,418
Severance and Other Charges	18,314	23,400	1,571	13,191	56,476
Merger and Integration Related Charges	9,686	—	20,286	25,159	55,131
Gains, Losses and Settlements impacting comparability	(13,217)	5,986	(1,746)	(16)	(8,993)
Adjusted Operating Income	$355,288	$90,763	$95,136	$(26,298)	$514,889
Effect of Currency Translation	(900)	(3,790)	(85)	—	(4,775)
Adjusted Operating Income (Constant Currency)	$354,388	$86,973	$95,051	$(26,298)	$510,114

Operating Income Growth (as reported)	(0.28)%	(24.42)%	(24.55)%	54.31%	(18.36)%
Adjusted Operating Income Growth	2.73%	10.20%	(2.62)%	(5.34)%	3.37%
Adjusted Operating Income Growth (Constant Currency)	2.47%	5.60%	(2.70)%	(5.34)%	2.41%
Adjusted Operating Income Margin (Constant Currency)	6.88%	5.11%	10.46%		6.57%

	Six Months Ended
	March 31, 2017
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$4,957,857	$1,616,032	$783,122		$7,357,011

Operating Income (as reported)	$317,795	$82,159	$99,245	$(63,724)	$435,475
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	30,676	(136)	(383)	—	30,157
Share-Based Compensation	341	336	167	35,124	35,968
Gains, Losses and Settlements impacting comparability	(2,971)	—	(1,336)	819	(3,488)
Adjusted Operating Income	$345,841	$82,359	$97,693	$(27,781)	$498,112

Operating Income Margin (as reported)	6.41%	5.08%	12.67%		5.92%
Adjusted Operating Income Margin	6.98%	5.10%	12.47%		6.77%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017

Net Income Attributable to Aramark Stockholders (as reported)	$27,569	$70,151	$319,853	$195,490
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	8,602	13,334	22,326	30,157
Share-Based Compensation	17,319	19,302	34,418	35,968
Severance and Other Charges	49,991	—	56,476	—
Merger and Integration Related Charges	35,760	—	55,131	—
Gains, Losses and Settlements impacting comparability	4,096	7,375	(8,993)	(3,488)
Effects of Refinancing on Interest and Other Financing Costs, net	5,334	29,968	17,773	29,968
Effect of Tax Reform on Provision for Income Taxes	—	—	(183,808)	—
Tax Impact of Adjustments to Adjusted Net Income	(26,298)	(26,739)	(42,519)	(35,242)
Adjusted Net Income	$122,373	$113,391	$270,657	$252,853
Effect of Currency Translation, net of Tax	(1,246)	—	(3,297)	—
Adjusted Net Income (Constant Currency)	$121,127	$113,391	$267,360	$252,853

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$27,569	$70,151	$319,853	$195,490
Diluted Weighted Average Shares Outstanding	252,485	251,723	252,380	251,937
	$0.11	$0.28	$1.27	$0.78
Earnings Per Share Growth (as reported)	(60.71)%		62.82%

Adjusted Earnings Per Share
Adjusted Net Income	$122,373	$113,391	$270,657	$252,853
Diluted Weighted Average Shares Outstanding	252,485	251,723	252,380	251,937
	$0.48	$0.45	$1.07	$1.00
Adjusted Earnings Per Share Growth	6.67%		7.00%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$121,127	$113,391	$267,360	$252,853
Diluted Weighted Average Shares Outstanding	252,485	251,723	252,380	251,937
	$0.48	$0.45	$1.06	$1.00
Adjusted Earnings Per Share Growth (Constant Currency)	6.67%		6.00%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	March 30, 2018	March 31, 2017

Net Income Attributable to Aramark Stockholders (as reported)	$498,286	$323,598
Interest and Other Financing Costs, net	294,559	335,620
(Benefit) Provision for Income Taxes	(65,124)	135,998
Depreciation and Amortization	543,107	499,774
Share-based compensation expense(1)	63,981	62,252
Pro forma EBITDA for equity method investees(2)	15,338	13,281
Pro forma EBITDA for certain transactions(3)	137,627	2,410
Other(4)	140,979	20,575
Covenant Adjusted EBITDA	$1,628,753	$1,393,508

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$7,822,007	$5,294,327
Less: Cash and cash equivalents	$185,533	$145,484
Net Debt	$7,636,474	$5,148,843
Covenant Adjusted EBITDA	$1,628,753	$1,393,508
Net Debt/Covenant Adjusted EBITDA	4.7	3.7

(1) Represents compensation expense related to the Company's issuances of share-based awards but does not include the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.

(2) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our net income attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.

(3) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(4) Other for the twelve months ended March 30, 2018 and March 31, 2017, respectively, includes organizational streamlining initiatives ($58.9 million costs and $18.8 million costs), the impact of the change in fair value related to certain gasoline and diesel agreements ($0.9 million gain and $10.2 million gain), expenses related to merger and integration related charges ($57.2 million and $4.0 million) and other miscellaneous expenses. The twelve months ended March 30, 2018 also includes the estimated impact of natural disasters, net of insurance proceeds ($14.4 million, of which $6.1 million related to asset write-downs), property and other asset write-downs related to a joint venture liquidation and acquisition ($5.6 million) and duplicate rent charges to build out and ready the Company's new headquarters while occupying its then-existing headquarters ($2.4 million). The twelve months ended March 31, 2017 also includes property and other asset write-downs associated with the sale of a building ($5.1 million) and asset write-offs (5.0 million).

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
LEGACY BUSINESS SALES
(Unaudited)
(In thousands)

	Three Months Ended	Six Months Ended
	March 30, 2018	March 30, 2018

Sales (as reported)	$3,939,311	$7,904,429
Effect of Currency Translation	(88,508)	(143,322)
Constant Currency Sales	3,850,803	7,761,107
Effect of AmeriPride and Avendra Acquisitions	(145,755)	(153,381)
Legacy Business Sales	$3,705,048	$7,607,726

	Three Months Ended	Six Months Ended
	March 31, 2017	March 31, 2017
Sales (as reported)	$3,621,628	$7,357,011

Sales Growth (as reported)	8.77%	7.44%
Legacy Business Sales Growth	2.30%	3.41%